CONTACT:	FOR IMMEDIATE RELEASE
Kevin L. Thompson	January 2, 2025
EVP, Chief Financial Officer
303-365-3813
kthompson@htlf.com

Heartland Financial USA, Inc. (“HTLF”) Announces Common Stock Dividend

DENVER – January 2, 2025

Heartland Financial USA, Inc. (NASDAQ: HTLF), operating under the brand name HTLF, announced its Board of Directors approved a quarterly cash dividend on common stock of $0.30 per share. The dividend is payable on January 27, 2025, to stockholders of record at the close of business on January 14, 2025.

HTLF has increased or maintained its common stock dividend every quarter for more than 40 years.

About HTLF
Heartland Financial USA, Inc., is a Denver, Colorado-based bank holding company operating under the brand name HTLF, with assets of $18.27 billion as of September 30, 2024. HTLF's banks serve customers in the West, Southwest and Midwest regions. HTLF is committed to serving the banking needs of privately owned businesses, their owners, executives and employees. Our core commercial business is supported by a strong retail banking operation, in addition to a diversified line of financial services including treasury management, wealth management and investments. Additional information is available at www.htlf.com.

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